Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of Quantum Computing, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. William McGann, Principal Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2024	By:	/s/ Dr. William McGann
Dr. William McGann
Principal Executive Officer Quantum Computing, Inc.